Exhibit 23

               Consent of Independent Auditors


We consent to the incorporation by reference of our report dated February 6, 1997, with respect to the consolidated financial statements and schedule of The Timken Company included in this Annual Report (Form 10-K) for the year ended December 31, 1996, in the following Registration
Statements and in the related Prospectuses:


Registration                                                  Filing
Number          Description of Registration Statement          Date

33-35773        $250,000,000 Medium-Term Notes, Series        July 19, 1990
                A - Form S-3

2-97340         1985 Incentive Plan of The Timken         November 19, 1990
                Company - Post-effective
                Amendment No. 1 to Form S-8

33-36839        Voluntary Investment Program for          November 19, 1990
                Hourly Employees of Latrobe Steel
                Company - Post-effective
                Amendment No. 1 to Form S-8

33-55121        Voluntary Investment Pension Plan for       August 18, 1994
                Hourly Employees of The Timken Company -
                Form S-8

33-50609        The Ohio Hourly Pension Investment         October 15, 1993
                Plan - Form S-8

333-02553       The Timken Company Long-Term Incentive       April 16, 1996
                Plan - Form S-8

333-16465       The MPB Corporation Employees' Savings    November 20, 1996
                Plan - Form S-8

333-17509       The Timken Company Savings and Investment  December 9, 1996
                Pension Plan - Form S-8


333-17503       The Timken Company Dividend Reinvestment   December 9, 1996
                Plan - Form S-3






                                        ERNST & YOUNG LLP

Canton, Ohio
March 24, 1997